EXHIBIT 99.2

UNITED STATES OF AMERICA
BEFORE
THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM
WASHINGTON, D.C.

STATE OF NORTH CAROLINA
OFFICE OF THE NORTH CAROLINA COMMISSIONER OF BANKS
RALEIGH, NORTH CAROLINA

)
Written Agreement by and among	)
)
FIRST CHARTER BANK	)	Docket No. 03-025-WA/RB-SM
Charlotte, North Carolina	)
)
FEDERAL RESERVE BANK OF	)
RICHMOND	)
Richmond, Virginia	)
)
and	)
)
OFFICE OF THE NORTH CAROLINA	)
COMMISSIONER OF BANKS	)
Raleigh, North Carolina	)
)

     WHEREAS, after being advised of deficiencies identified by the Federal Reserve Bank of Richmond (the “Reserve Bank”) and the North Carolina Commissioner of Banks (the “Commissioner”), the First Charter Bank, Charlotte, North Carolina (the “Bank”), a North Carolina state chartered bank that is a member of the Federal Reserve System, is taking appropriate actions to enhance and improve its programs and procedures for complying with the Currency and Foreign Transactions Reporting Act (31 U.S.C. 5311 et seq.) (the Bank Secrecy Act (the “BSA”)) and the rules and regulations issued thereunder by the U.S. Department of the Treasury (31 C.F.R. Part 103), and with the anti-money laundering (“AML”) provisions of Regulation H (12 C.F.R. 208.62 and 208.63) of the Board of Governors of the Federal Reserve System (the “Board of Governors”);

     WHEREAS, this Written Agreement (the “Agreement”) is being executed to ensure that the Bank continues to make progress in its efforts to enhance and strengthen its programs and procedures for complying with such laws, rules, and regulations; and

     WHEREAS, on September 24, 2003, the Bank’s board of directors, at a duly constituted meeting, adopted a resolution authorizing and directing Lawrence M. Kimbrough, Chief Executive Officer of the Bank, to enter into this Agreement on behalf of the Bank, and consenting to compliance by the Bank and its institution-affiliated parties, as defined in section 3(u) of the Federal Deposit Insurance Act, as amended (the “FDI Act”) (12 U.S.C. 1813(u)), with each and every provision of this Agreement.

     NOW, THEREFORE, the Bank, the Reserve Bank, and the Commissioner agree as follows:

Bank Secrecy Act and Regulation H Compliance

     1.     Within 60 days of this Agreement, the Bank shall submit to the Reserve Bank and the Commissioner an acceptable written program designed to improve the Bank’s system of internal controls to ensure compliance with all applicable provisions of the BSA and the rules and regulations issued thereunder, as required by section 208.63 of Regulation H of the Board of Governors (12 C.F.R. 208.63). The program shall include procedures to identify and incorporate, on an ongoing basis, the requirements of any amendments to the BSA or the rules and regulations issued thereunder. The program, at a minimum, shall provide for:

            (a) Adequate AML and other internal controls to ensure compliance with the BSA and the rules and regulations issued thereunder, including (i) an effective system that is designed to enhance compliance with the recordkeeping and reporting requirements for currency transactions over $10,000 (31 C.F.R. 103.22) by having the improved capability of aggregating multiple cash transactions for appropriate business periods and identifying any cash transactions, including deposits, withdrawals, and exchanges, that may have been structured to avoid currency transaction reporting requirements, and (ii) effective lines of reporting and coordination across business lines;

            (b) independent review of compliance with the BSA and the rules and regulations issued thereunder and ensure that comprehensive compliance audits are performed frequently, are fully documented, are conducted with appropriate segregation of duties, and are reviewed at an appropriate senior level; and

            (c) management of the Bank’s BSA compliance program and AML controls by a qualified officer who has responsibility for all BSA compliance and related matters, including, without limitation, (i) the identification and timely, accurate, and complete reporting to law enforcement and supervisory authorities of unusual or suspicious activity or known or suspected criminal activity committed against or involving the Bank, and (ii) monitoring the Bank’s compliance and ensuring that full and complete corrective action is taken with respect to all previously identified violations and deficiencies.

Suspicious Activity and Customer Due Diligence

     2.     Within 60 days of this Agreement, the Bank shall submit to the Reserve Bank and the Commissioner an acceptable written customer due diligence program designed to reasonably ensure the identification and timely, accurate, and complete reporting of all known or suspected violations of law and suspicious activities against or involving the Bank to law enforcement and supervisory authorities as required by the suspicious activity reporting provisions of Regulation H of the Board of Governors (12 C.F.R. 208.62). At a minimum, the program shall include:

            (a) An effective system to ensure that all known or suspected violations of law and suspicious activities are properly identified and reported;

            (b) a risk-focused assessment of the Bank’s customer base to:

(i)	identify the categories of customers whose transactions and banking activities are routine and usual; and

(ii)	determine the appropriate level of enhanced due diligence necessary for those categories of customers that the Bank has reason to believe pose a heightened risk of illicit activities at or through the Bank; and

            (c) for those customers whose transactions require enhanced due diligence,

     additional procedures to:

(i)	determine the appropriate documentation necessary to confirm the business activities of the customer;

(ii)	understand the normal and expected transactions of the customer; and

(iii)	report known or suspected violations of law and suspicious activities in compliance with the reporting requirements set forth in Regulation H of the Board of Governors (12 C.F.R. 208.62).

Transaction Review

     3.         (a) Within 120 days of this Agreement, the Bank shall complete a forensic review of cash transactions, sales of monetary instruments, and funds transfer activities from June 2001 through the date of this Agreement (the “Review”) to determine whether known or suspected violations of law and suspicious activities involving accounts or transactions at, by, or through the Bank were properly identified and reported by the Bank in accordance with applicable suspicious activity reporting regulations.

            (b) In conducting the Review, the Bank may use the plan for such Review that was developed by its current independent consulting firm, provided that such plan specifies the (i) types of accounts and transactions, (ii) methodology, and (iii) sampling procedures to be used in the Review.

            (c) Within 30 days of the completion of the Review, the Bank shall submit to the Reserve Bank and the Commissioner a written report of the findings of the Review.

Approval of Programs and Plan

     4.     The written programs required by paragraphs 1 and 2 of this Agreement shall be submitted to the Reserve Bank and the Commissioner for review and approval. Acceptable programs shall be submitted within the time periods set forth in this Agreement. The Bank shall adopt the approved programs within 10 days of approval by the Reserve Bank and the Commissioner and then shall fully comply with them. During the term of this Agreement, the Bank shall not amend or rescind the approved programs without the prior written approval of the Reserve Bank and the Commissioner.

Communications

     5.     All communications regarding this Agreement shall be sent to:

(a)	Mr. Malcolm C. Alfriend
Senior Vice President
Banking Supervision and Regulation
Federal Reserve Bank of Richmond
Post Office Box 27622
Richmond, Virginia 23261

(b)	Mr. Joseph A. Smith, Jr.
North Carolina Commissioner of Banks
4309 Mail Service Center
Raleigh, North Carolina 27699-4309

(c)	Mr. Lawrence M. Kimbrough
Chief Executive Officer
First Charter Bank
10200 David Taylor Drive
Charlotte, North Carolina 28262-2372

Miscellaneous

     6.     Notwithstanding any provision of this Agreement to the contrary, the Reserve Bank and the Commissioner may, in their sole discretion, grant written extensions of time to the Bank to comply with any provision of this Agreement.

     7.     The provisions of this Agreement shall be binding upon the Bank and all of its institution-affiliated parties, in their capacities as such, and their successors and assigns.

     8.     Each provision of this Agreement shall remain effective and enforceable until stayed, modified, terminated or suspended by the Reserve Bank and the Commissioner.

     9.     The provisions of this Agreement shall not bar, estop or otherwise prevent the Board of Governors, the Reserve Bank, the Commissioner or any other federal or state agency from taking any other action affecting the Bank or any of its current or former institution-affiliated parties and their successors and assigns.

     10.     This Agreement is a “written agreement” for the purposes of, and is enforceable by the Board of Governors as an order issued under, section 8 of the FDI Act (12 U.S.C. 1818).

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the 25 day of September, 2003.

First Charter Bank	Federal Reserve Bank of Richmond

By: /s/ Lawrence M. Kimbrough	By: /s/ Eugene W. Johnson, Jr.

North Carolina Commissioner of Banks

By: /s/ Joseph A. Smith, Jr.